EXHIBIT 10.2

THIS AGREEMENT (this “Agreement”), dated May 31, 2012 is entered into by and between CARBONICS CAPITAL CORPORATION, a Delaware corporation (the “Company”), and YA GLOBAL INVESTMENTS, L.P. (the “Investor”).

WHEREAS:

A.	Reference is made to the agreement between the Company and the Investor dated December 6, 2011 (the “Debenture Purchase Agreement”) regarding the purchase by the Investor and the issuance by the Company of certain Series C Convertible Debentures.

B.	The Debenture Purchase Agreement provided for, among other things, the issuance of a number of Series C Convertible Debentures, including a second Series C Convertible Debenture in the face amount of $160,000 referred to in the Debenture Purchase Agreement as the “Second Funding.”

C.	The parties desire to increase the amount of Second Funding of the second Series C Convertible Debenture to $200,000 and close on the issuance of such debenture on the terms and conditions set forth in this Agreement.

D.	All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Debenture Purchase Agreement

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Investor hereby agree as follows:

1. The parties agree that the Series C Closing with respect to the Second Funding shall take place on the date hereof and that the face amount of the Series C Convertible Debenture to be issued and sold at this closing shall be increased from $160,000 to $200,000.

2. The Investor represents that the Investor Representations and Warranties are true and correct as of the date hereof. The Company represents that the Company Representations and Warranties are true and correct as of the date hereof.

3. The parties agree that gross proceeds to be paid for the Series C Convertible Debenture at the Series C Closing with respect to the Second Funding, as modified herein, shall be disbursed via wire transfer in immediately available U.S. funds, payable to the following parties in accordance with the respective wiring instructions attached hereto as Exhibit A:

Gross Proceeds:	From YA Global Investments, L.P.	$200,000.00

Less:	None	$0.00

Net Proceeds:	Net Proceeds Payable to the Company	$200,000.00

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

Carbonics Capital Corporation		YA Global Investments, L.P.

		By:	Yorkville Advisors, LLC
		Its:	Investment Manager
By:	/s/ Stephen Schoepfer
Name:	Stephen Schoepfer	By:	/s/ Mark Angelo
Title:	Chief Executive Officer	Name:	Mark Angelo
		Its:	Portfolio Manager

EXHIBT A

WIRING INSTRUCTIONS

Company:

Bank:	Umpqua Bank
479 N. Central Blvd.
Coquille, OR 97423

Routing #:	123205054

Account Name:	Westport Energy, LLC (*)

Account #:	_____________________

* Note that the Beneficiary for this wire is Westport Energy, LLC rather than Carbonics. Westport is a wholly owned subsidiary of Carbonics.